EXHIBIT 99.1

GENERAL FINANCE CORPORATION REPORTS THIRD QUARTER RESULTS FOR FISCAL YEAR 2016

PASADENA, CA – May 9, 2016 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions in North America and in the Asia-Pacific region of Australia and New Zealand (the “Company”), today announced its consolidated financial results for the third quarter ended March 31, 2016.

Third Quarter 2016 Highlights
•	Total revenues were $66.5 million, compared to $69.4 million for the third quarter of fiscal year 2015.
•	Leasing revenues comprised 64% of total non-manufacturing revenues versus 70% for the third quarter of fiscal year 2015.
•	Leasing revenues increased by 12%, excluding the oil and gas sector and the unfavorable foreign exchange impact.
•	Adjusted EBITDA was $14.2 million, compared to $17.1 million in the third quarter of fiscal year 2015.
•	Adjusted EBITDA margin was 21%, compared to 25% in the third quarter of fiscal year 2015.
•
Net loss attributable to common shareholders was $3.3 million, or $0.13 per diluted share, compared to $1.7 million, or $0.07 per diluted share, for the third quarter of fiscal year 2015. Included in the third quarter 2016 net loss is a $2.7 million goodwill impairment charge related to the North American manufacturing operations.

•	Average fleet unit utilization was 76%, compared to 79% in the third quarter of fiscal year 2015.
•	Completed one acquisition in North America during the quarter.

YTD 2016 Highlights
•	Total revenues were $213.5 million, compared to $238.5 million for the first nine months of fiscal year 2015.
•	Leasing revenues comprised 61% of total non-manufacturing revenues versus 70% for the first nine months of fiscal year 2015.
•	Leasing revenues increased by 12%, excluding the oil and gas sector and the unfavorable foreign exchange impact.
•	Adjusted EBITDA was $47.0 million, compared to $70.3 million for the first nine months of fiscal year 2015.
•	Adjusted EBITDA margin was 22%, compared to 29% in the nine months of fiscal year 2015.
•
Net loss attributable to common shareholders was $5.2 million, or $0.20 per diluted share, compared to net income attributable to common shareholders of $6.6 million, or $0.25 per diluted share, for the first nine months of fiscal year 2015.

•	Average fleet unit utilization was 77%, compared to 81% for the first nine months of fiscal year 2015.
•	Completed five acquisitions during the first nine months of fiscal year 2016, three in North America and two in the Asia-Pacific region.

Management Commentary

“Though our recent performance in North America has been impacted by reduced drilling activity and heightened uncertainty in the oil and gas markets, we continue to generate higher revenues across most other sectors,” said Ronald Valenta, President and Chief Executive Officer. “In addition, we are building upon our diverse operating platform by making container-based acquisitions in non-energy sectors. Our Houston acquisition during the third quarter expanded our footprint in Texas and this past month we entered the Massachusetts market with an acquisition in the Boston area. In the Asia-Pacific region, our third quarter results were once again impacted by lower leasing revenues in our workforce accommodation business and a declining Australian dollar relative to the U.S. dollar, which was partially offset by improvements in the construction, industrial and consumer sectors.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, commented, “Our ongoing focus on maintaining stringent expense controls and managing our working capital, combined with the discretionary nature of our fleet capital expenditures, has enabled us to not only maintain, but increase free cash flow between the periods. In addition, we have decreased our net debt level since the beginning of the fiscal year. We have achieved these results while expanding our geographic footprint in both of our venues.”

Third Quarter 2016 Operating Summary

North America
Revenues from our North American leasing operations for the third quarter of fiscal year 2016 totaled $40.5 million, compared with $37.5 million for the third quarter of fiscal year 2015, an increase of 8%. Leasing revenues declined by approximately 6% on a year-over-year basis, primarily as a result of a 44% drop from the oil and gas sector. However, leasing revenues from all other sectors increased by 18%, with notable increases in the commercial and construction sectors. Sales revenues increased by 59% during the quarter, driven by increases in the construction, commercial and industrial sectors. Adjusted EBITDA for the third quarter of fiscal year 2016 was $9.4 million, compared with $8.7 million for the year-ago quarter.

North American manufacturing revenues for the third quarter of fiscal year 2016 totaled $1.6 million and included intercompany sales of $0.4 million from products sold to our North American leasing operations.  This compares to $4.9 million of total sales, including $1.5 million of intercompany sales, during the third quarter of fiscal year 2015. On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was a loss of approximately $0.7 million for the quarter, as compared to earnings of $0.4 million in the third quarter of fiscal year 2015. Our manufacturing operations continue to be impacted by lack of demand for our portable liquid containment tanks and inefficiencies inherent in the establishment of new product lines. As a result of operating losses over the past twelve months, we recorded a goodwill impairment charge of $2.7 million at Southern Frac. In order to diversify outside of the portable liquid containment business, we have recently introduced new steel-based products and we are focused on making these products commercially viable. However, we continue to closely monitor the situation.

Asia-Pacific
Revenues from the Asia-Pacific for the third quarter of fiscal year 2016 totaled $24.8 million, compared with $28.5 million for the third quarter of fiscal year 2015, a decrease of 13%. The decrease in revenues occurred primarily in the oil and gas, transportation and mining sectors. This decrease was partially offset by increases in the building and construction, industrial and consumer sectors and was accompanied by an approximate 8% unfavorable foreign exchange translation effect between periods. Adjusted EBITDA for the third quarter of 2016 was $6.5 million, compared with $9.1 million for the year-ago quarter, a decrease of approximately 29%. On a local currency basis, revenues decreased by 5% and adjusted EBITDA decreased by approximately 22%.

Balance Sheet and Liquidity Overview

At March 31, 2016, the Company had total debt of $359.4 million and cash and cash equivalents of $7.0 million, compared with $356.7 million and $3.7 million at June 30, 2015, respectively. At March 31, 2016, our Asia-Pacific leasing operations had $25.2 million (A$32.9 million) available to borrow under its $134.2 million (A$175.0 million) credit facility and our North America leasing operations had $25.8 million available to borrow under its $232.0 million credit facility.

During the first nine months of fiscal year 2016, the Company generated cash from operating activities of $35.2 million, as compared to $22.5 million for the first nine months of fiscal year 2015. For the first nine months of fiscal year 2016, the Company invested a net $19.6 million ($12.7 million in North America and $6.9 million in the Asia-Pacific) in the lease fleet, as compared to $50.7 million in net fleet investment ($38.4 million in North America and $12.3 million in the Asia-Pacific) in the first nine months of fiscal year 2015.

Receivables were $39.7 million at March 31, 2016, as compared to $47.6 million at June 30, 2015. Days sales outstanding in receivables at March 31, 2016 for our Asia-Pacific and North American leasing operations improved since June 30, 2015, from 40 to 37 days and from 66 to 45 days, respectively.

Outlook

Based on our fiscal year-to-date results, conditions in the oil and gas market and our estimate for the value of the Australian dollar versus the U.S. dollar, management believes that consolidated adjusted EBITDA for fiscal year 2016 will be 26% to 28% lower in fiscal year 2016 from fiscal year 2015 and that consolidated revenues for fiscal 2016 will be in the range of $275 million to $285 million. The outlook takes into account the impact of the current fiscal year acquisitions completed to-date.

Conference Call Details

Management will host a conference call today at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) to discuss the Company's operating results. The conference call number for U.S. participants is (866) 901-5096, and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 88212103. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through May 23, 2016 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 88212103.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those countries. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings.  The Company also owns 90% of Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and other steel-related products in North America.   Royal Wolf’s shares trade under the symbol “RWH” on the Australian Securities Exchange.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, increases in interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian resources industry or the U.S. oil and gas and construction industries, or a write-off of all or a part of our goodwill and intangible assets. These risks and uncertainties could cause actual outcomes and results to differ materially from those described in our forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact

Larry Clark
Financial Profiles, Inc.
310-622-8223
-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Quarter Ended March 31,		Nine Months Ended March 31,
	2015	2016	2015	2016

Revenues
Sales:
Lease inventories and fleet	$19,923	$23,381	$67,326	$80,408
Manufactured units	3,452	1,230	12,531	5,852
	23,375	24,611	79,857	86,260
Leasing	46,011	41,858	158,678	127,262
	69,386	66,469	238,535	213,522

Costs and expenses
Cost of sales:
Lease inventories and fleet (exclusive of the items shown separately below)	14,246	17,136	48,342	59,720
Manufactured units	2,779	1,869	8,806	8,202
Direct costs of leasing operations	18,992	17,490	59,327	51,687
Selling and general expenses	17,367	16,757	54,233	49,695
Impairment of goodwill	—	2,681	—	2,681
Depreciation and amortization	9,475	9,583	28,119	27,897

Operating income	6,527	953	39,708	13,640

Interest income	28	35	52	72
Interest expense	(5,179)	(4,838)	(16,006)	(14,818)
Foreign currency exchange gain (loss) and other	(374)	59	(219)	(444)
	(5,525)	(4,744)	(16,173)	(15,190)

Income (loss) before provision for income taxes	1,002	(3,791)	23,535	(1,550)

Provision (benefit) for income taxes	401	(1,516)	9,414	(620)

Net income (loss)	601	(2,275)	14,121	(930)

Preferred stock dividends	(922)	(922)	(2,766)	(2,766)
Noncontrolling interests	(1,420)	(85)	(4,787)	(1,509)

Net income (loss) attributable to common stockholders	$(1,741)	$(3,282)	$6,568	$(5,205)

Net income (loss) per common share:
Basic	$(0.07)	$(0.13)	$0.25	$(0.20)
Diluted	(0.07)	(0.13)	0.25	(0.20)

Weighted average shares outstanding:
Basic	25,862,668	26,074,556	25,774,758	26,037,382
Diluted	25,862,668	26,074,556	26,467,138	26,037,382

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2015	March 31, 2016
Assets
Cash and cash equivalents	$3,716	$7,046
Trade and other receivables, net	47,641	39,720
Inventories	36,875	39,874
Prepaid expenses and other	7,763	10,322
Property, plant and equipment, net	39,452	27,625
Lease fleet, net	410,985	423,169
Goodwill	99,344	102,332
Other intangible assets, net	41,394	37,761
Total assets	$687,170	$687,849

Liabilities
Trade payables and accrued liabilities	$37,590	$41,946
Income taxes payable	1,291	125
Unearned revenue and advance payments	13,958	15,249
Senior and other debt	356,733	359,412
Deferred tax liabilities	43,242	41,218
Total liabilities	452,814	457,950

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 400,100 shares issued and outstanding (in series) respectively	40,100	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 26,008,878 and 26,074,294 shares issued and outstanding at June 30, 2015 and March 31, 2016, respectively	3	3
Additional paid-in capital	124,288	123,309
Accumulated other comprehensive loss	(12,873)	(12,976)
Accumulated deficit	(4,653)	(7,092)
Total General Finance Corporation stockholders’ equity	146,865	143,344
Equity of noncontrolling interests	87,491	86,555
Total equity	234,356	229,899
Total liabilities and equity	$687,170	$687,849

Explanation and Use of Non-GAAP Financial Measures

Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-U.S. GAAP measures. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations.  Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following tables show our adjusted EBITDA and the reconciliation from net income on a consolidated basis and from operating income for our geographic segments (in thousands):

	Quarter Ended March 31,		Nine Months Ended March 31,
	2015	2016	2015	2016
Net income (loss)	$601	$(2,275)	$14,121	$(930)
Add (deduct) —
Provision (benefit) for income taxes	401	(1,516)	9,414	(620)
Foreign currency exchange loss (gain) and other	374	(59)	219	444
Interest expense	5,179	4,838	16,006	14,818
Interest income	(28)	(35)	(52)	(72)
Impairment of goodwill	—	2,681	—	2,681
Depreciation and amortization	9,682	9,787	28,752	28,509
Share-based compensation expense	540	769	1,454	2,122
Expenses of postponed public equity offering	365	—	365	—
Adjusted EBITDA	$17,114	$14,190	$70,279	$46,952

	Quarter Ended March 31, 2015				Quarter Ended March 31, 2016
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$5,028	$2,861	$123	$(1,463)	$2,652	$3,193	$(3,663)	$(1,396)
Add -
Impairment of Goodwill	-	-	-		-	-	2,681	-
Depreciation and amortization	3,845	5,755	266	-	3,584	6,127	263	-
Share-based compensation expense	254	71	28	187	286	99	27	357
Expense of postponed public equity offering	-	-	-	365	-		-	-
Adjusted EBITDA	$9,127	$8,687	$417	$(911)	$6,522	$9,419	$(692)	$(1,039)
Intercompany adjustments				$(206)				$(20)

	Nine Months Ended March 31, 2015				Nine Months Ended March 31, 2016
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$16,109	$25,822	$5,453	$(3,622)	$9,474	$13,982	$(6,161)	$(4,207)
Add -
Impairment of Goodwill	-	-	-	-	-	-	2,681	-
Depreciation and amortization	11,829	16,605	810	1	10,503	17,776	789	1
Share-based compensation expense	618	226	84	526	663	318	101	1,040
Expense of postponed public equity offering	-	-	-	365	-		-	-
Adjusted EBITDA	$28,556	$42,653	$6,347	$(2,730)	$20,640	$32,076	$(2,590)	$(3,166)
Intercompany adjustments				$(4,547)				$(8)